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                                                      Exhibit 10(iii)(A)(20)(ii)
                                                               to Form 10-K 1994

                                  AMENDMENT TO
                              CINCINNATI BELL INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN



     The Cincinnati Bell Inc. Executive Deferred Compensation Plan (the "Plan") is hereby amended effective January 1, 1994 in the following respects:

     1. Section 3.4.1 of the Plan is amended in its entirety to read as follows:

               3.4.1 To the extent that the Key Employee's aggregate non-deferred Basic Salary and Cash Awards for the calendar year through the Deferral Date are not in excess of $150,000, the Company match to be credited to such Key Employee's Company Matching Account on the Deferral Date shall be 4% of the Basic Salary and Cash Awards deferred on the Deferral Date (or such other percentage as may be prescribed by the Committee).

     2. Section 3.4.2 of the Plan is amended in its entirety to read as follows:

               3.4.2 To the extent that the Key Employee's aggregate non-deferred Basic Salary and Cash Awards for the calendar year though the Deferral Date exceed $150,000, the Company match to be credited to such Key Employee's Company Matching Account on the Deferral Date shall be the lesser of (a) 66-2/3% of the Basic Salary and Cash Award deferred on the Deferral Date (or such other percentage as may be prescribed by the Committee) or (b) 4% of that portion of the Key Employee's Basic Salary and Cash Award paid or deferred on the Deferral Date (or such other percentage as may be prescribed by the Committee).

     IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused its name to be subscribed on this 12th day of December, 1994.


                                        Cincinnati Bell Inc.


                                        by /s/James D. Kiggen
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